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                                 EXHIBIT 16.1


                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]


July 15, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We were previously the independent accountants for VISTA Information Solution, Inc., and on March 24, 1998 we reported on the consolidated financial statements of VISTA Information Solutions, Inc. and subsidiary as of and for the two years ended December 31, 1997. On June 25, 1998, we were dismissed as independent accountants of VISTA Information Solutions, Inc. On July 14, 1998 we were provided a copy of Form 8-K and were requested to provide a letter stating whether we agree with the statements in the Form 8-K. We were also provided with a copy of the Form 8-K/A on July 14, 1998. We have read VISTA Information Solutions, Inc.'s statements included under Item 4 of its Forms 8-K as filed on July 2, 1998 and 8-K/A as filed on July 15, 1998 and we agree with such statements.


/s/ McGladrey & Pullen, LLP
July 15, 1998







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